Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-238511, 333-238511-01 and 333-238511-02

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered	Amount to be registered(2)	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee (3)
Common Stock, par value $0.01 per share	7,098,766	$81.00	$575,000,046.00	$74,635.01

(1)

The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities offered hereby, the information set forth in the Calculation of Registration Fee Table included in the Registration Statement on Form S-3 (No. 333-238511) filed by the registrant on May 20, 2020.

(2)	Includes 925,926 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock.
(3)	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 20, 2020)

6,172,840 Shares

Common Stock

This is an offering by Reinsurance Group of America, Incorporated of 6,172,840 shares of common stock, par value $0.01 per share. Our shares of common stock are listed on the New York Stock Exchange under the symbol “RGA”. The closing price of our common stock on the New York Stock Exchange on June 2, 2020 was $94.27 per share.

Investing in our common stock involves risks. See “Risk factors” beginning on page S-9 of this prospectus supplement.

	Per Share	Total
Public Offering Price	$81.0000	$500,000,040.00
Underwriting Discounts and Commissions	$2.6325	$16,250,001.30
Proceeds to RGA (before expenses)	$78.3675	$483,750,038.70

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters an option to purchase from us within 30 days after the date of this prospectus supplement set forth below up to an additional 925,926 shares of our common stock at the public offering price less the underwriting discount.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about June 5, 2020.

Joint Book-Running Managers

Barclays		J.P. Morgan
Citigroup	Credit Suisse	Goldman Sachs & Co. LLC	RBC Capital Markets

Co-Managers

Dowling & Partners Securities, LLC	Keefe, Bruyette & Woods
A Stifel Company

June 2, 2020

Prospectus Supplement

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the common stock we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. The description of our common stock contained in this prospectus supplement supplements the description under the “Description of Capital Stock of RGA” in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. If the description of our common stock in the prospectus supplement differs from the description of our common stock in the accompanying prospectus, you should rely on the information in this prospectus supplement.

When we use the terms “RGA,” “we,” “us,” “our” or “the Company” in this prospectus supplement, we mean Reinsurance Group of America, Incorporated and its subsidiaries, on a consolidated basis (but excluding the RGA Trusts), unless we state or the context implies otherwise.

Unless we indicate otherwise, we base the information concerning our industry contained or incorporated by reference in this prospectus supplement or the accompanying prospectus on our general knowledge of and expectations concerning the industry. Our market position, market share and industry market size are based on our estimates using our internal data and estimates, based on data from various industry analyses, our internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk factors” section of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement or the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the shares of our common stock. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates and the information in the incorporated documents is only accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. The forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus are only made as of the date of this prospectus supplement or the accompanying prospectus or as of the date of such statement contained in the respective documents incorporated by reference in this prospectus supplement or the accompanying prospectus, respectively, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-ii

Cautionary statement regarding forward-looking statements

This prospectus supplement and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections, or illustrative scenarios or frameworks, concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth in the sections entitled “Risk factors” in this prospectus supplement and the accompanying prospectus, and the matters discussed in RGA’s SEC filings, including (i) the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”), and (ii) our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC after December 31, 2019, which reports are incorporated by reference herein, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this prospectus supplement or the accompanying prospectus are only made as of the date of this prospectus supplement or the accompanying prospectus or the respective documents incorporated by reference, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated to do so under federal securities laws.

See “Risk factors” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

The effects of the novel coronavirus (“COVID-19”) pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, the illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	inadequate risk analysis and underwriting;

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

S-iii

•	action by regulators who have authority over our reinsurance operations in the jurisdictions in which we operate;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the impairment of other financial institutions and its effect on our business;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•

market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities, that in turn could affect regulatory capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•

the stability of and actions by governments and economies in the markets in which we operate, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	financial performance of our clients;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	competitive factors and competitors’ responses to our initiatives;

•	development and introduction of new products and distribution opportunities;

•	execution of our entry into new markets;

•	integration of acquired blocks of business and entities;

•

interruption or failure of our telecommunication, information technology or other operational systems, or our failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business;

•	the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected; and

•

other risks and uncertainties described in this prospectus, including under the caption “Risk factors” in this prospectus supplement and the accompanying prospectus, and in our other filings with the SEC.

S-iv

Prospectus supplement summary

The following summary highlights selected information contained in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein, and may not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk factors” in this prospectus supplement and in Part I, Item 1A of our 2019 Annual Report, as supplemented by Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

RGA

We are an insurance holding company that was formed on December 31, 1992. We are a leading global provider of traditional life and health reinsurance and financial solutions with operations in the U.S., Latin America, Canada, Europe, the Middle East, Africa, Asia and Australia. Through our operating subsidiaries, we are engaged in traditional reinsurance, including individual and group life and health, disability, and critical illness reinsurance, and financial solutions, including longevity reinsurance, asset-intensive reinsurance, capital solutions and stable value products. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. At March 31, 2020, we had consolidated assets of $75.7 billion, stockholders’ equity of $9.3 billion and assumed reinsurance in force of approximately $3.4 trillion. The term “in force” refers to insurance policy face amounts or net amounts at risk.

We have geographic-based and business-based operational segments: U.S. and Latin America; Canada; Europe, Middle East and Africa; Asia Pacific; and Corporate and Other. Geographic-based operations are further segmented into traditional and financial solutions businesses.

•

The U.S. and Latin America traditional segment provides individual and group life and health reinsurance to domestic clients. The financial solutions segment consists of asset-intensive reinsurance and capital solutions.

•

The Canada traditional segment consists mainly of individual life reinsurance, and to a lesser extent creditor, group life and health, critical illness and disability reinsurance. The financial solutions segment primarily concentrates on the investment and longevity risk within underlying annuities and other investment oriented products in addition to other capital solutions.

•

The principal types of reinsurance for the Europe, Middle East and Africa traditional segment include individual and group life and health, critical illness, disability and underwritten annuities. The financial solutions segment includes longevity, asset-intensive and financial reinsurance.

•

The principal types of reinsurance for the Asia Pacific traditional segment include individual and group life and health, critical illness, disability and superannuation. The financial solutions segment includes financial reinsurance, asset-intensive and certain disability, and life and health blocks that contain material investment risks.

•

Corporate and Other primarily includes investment income from unallocated invested assets, investment related gains and losses and service fees. Additionally, this segment includes results from certain wholly-owned subsidiaries, such as RGAx LLC, and joint ventures that, among other activities, develop and market technology, and provide consulting and outsourcing solutions for the insurance and reinsurance industries.

For additional financial information about our operating segments, see Note 15 to our financial statements for the year ended December 31, 2019 contained in our 2019 Annual Report and Note 7 to our financial statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference herein.

Our executive office is located at 16600 Swingley Ridge Road, Chesterfield, Missouri 63017-1706, and our telephone number is (636) 736-7000.

Recent developments

Proposed Senior Notes Offering

Subject to market conditions, we may also seek to raise debt financing, which may be in the form of unsecured senior debt securities (the “Proposed Notes Offering”), the net proceeds of which will be used to repay upon maturity our $400 million 5.00% senior notes that mature on June 1, 2021, and the remainder, if any, for general corporate purposes. The timing and size of the Proposed Notes Offering would be dependent on market conditions, and the Proposed Notes Offering may not be commenced or completed. The closing of this offering of our common stock is not conditioned on the closing of the Proposed Notes Offering or obtaining alternative debt financing. Additionally, the closing of the Proposed Notes Offering would not be conditioned on the closing of this offering of our common stock. If commenced, the Proposed Notes Offering will be offered by means of a separate prospectus supplement and not by means of this prospectus supplement. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to purchase, any notes in the Proposed Notes Offering.

Impact of COVID-19

The ongoing COVID-19 global and national health emergency and the response thereto has caused, and will continue to cause increases in mortality, morbidity and other insurance risks, as well as significant disruption in the international and U.S. economies and financial markets. As we describe under “Risk factors”, if the pandemic is prolonged or if the actions of governments and central banks are unsuccessful, the adverse impact on public health and the global economy will likely deepen, and our business, results of operations and financial condition would continue to be adversely affected. We are seeing a level of specifically identified COVID-19 claims being reported to us in our global mortality businesses. However, the time lag from the date of the claim or death to the date when the ceding company reports the claim to us can be several months and can vary significantly by ceding company, business segment and product type. As such, we are unable to predict the ultimate effect that the COVID-19 pandemic and the response thereto will have on our business, results of operations and financial condition. We developed several scenarios for planning purposes and not as forecasts or guidance, focusing on, among other things, our potential exposures to mortality claims, potential losses that may be incurred by our investment portfolio and our resulting excess capital under certain stress scenarios. Based on claims reporting to date, we are not aware of information that would indicate that the assumptions we are using in considering the various scenarios are not prudent.

Subject to the qualifications and assumptions described below, two scenarios reflect:

•	additional pre-tax mortality claims of approximately $400 to $500 million over time, assuming 1.4 million global deaths which includes 100,000 U.S. deaths; and

•	additional pre-tax mortality claims of approximately $800 to $1,000 million over time, assuming 2.8 million global deaths which includes 200,000 U.S. deaths.

The ultimate number of general population deaths from COVID-19 will depend on a number of key factors, including, without limitation, country-specific circumstances, measures by public and private institutions, COVID-19’s impacts on all other causes of death and the timing of effective treatments and/or a vaccine for

COVID-19. The scenarios are based on numerous assumptions and factors, such as comorbidities, number of deaths by region or country (and the variability thereof), the duration and pattern of the pandemic, geography-specific institutional and individual mitigation efforts, medical capacity, the development of treatments and/or vaccines and other factors, including such factors listed in the immediately preceding sentence, the ultimate impact of which could lead to varied outcomes. For example, we assumed that all deaths are marginal extra deaths without acceleration or material impacts on other causes of death in the short term, and have not estimated any impact on longer-term mortality. In addition, these scenarios include adjustments to reflect, among other factors, the favorable age distribution of our insured population and the better health profile and socio-economic status of insured lives as compared to the general population. However, they do not include adjustments for specific population sub-segment impacts, such as smoking status, residential population density, geography-specific testing and interventions and their effectiveness, or geography, culture or other country-specific factors. While the scenarios include the number of claims specifically identified as COVID-19 claims as one factor, the scenarios are not ultimately designed to, and do not, differentiate between deaths that are officially reported as COVID-19 deaths and those that are not. Further, the scenarios do not consider impacts on morbidity claims.

We have also evaluated our exposure to potential capital losses from our investment portfolio due to the pandemic and the current related economic downturn using a top down stress scenario approach that assesses our overall portfolio performance, rather than that of individual investments. Stress modeling began with defining a severe recession scenario, which we then scaled for other scenarios. These stress scenarios are based on a number of assumptions, which were developed considering, among other factors:

•	Certain market stressors identified during the 2008-2009 financial crisis (equity indices, interest rates, sector spreads, foreign currency and others).

•	The Federal Reserve Bank’s severely adverse stress scenario for the 2019 Comprehensive Capital Analysis and Review, for certain asset types.

•

Moody’s 2008-2009 rating migrations and issuer-weighted default rates that were applied to the portfolio characteristics. A loss severity of 60% was applied to the modeled defaulted assets. The modeled impaired assets were impaired to their ending stressed market values.

This is a difficult period to assess, given mandated economic shutdowns and historically large and rapid central bank and fiscal policies meant to offset the economic impact. We developed scenarios based on the current economic environment and assumed that economic activity would bottom during the second quarter and continue to improve over several quarters. Utilizing the assumptions described above, the total potential pre-tax capital losses related to our portfolio could be approximately $300 to $400 million over several quarters. We are unable to predict the course of the economic downturn or the impact on our investment portfolio, and caution that different economic paths can lead to other results, including greater losses over a more extended or severe recession.

We utilize a number of capital models for financial, regulatory and risk management purposes. For purposes of capital planning, we estimate we had approximately $700 million of excess capital as of March 31, 2020. The scenarios should be evaluated in the context of our broader capital position, including the potential for our in force business, including our non-mortality business, to generate earnings over the long-term, our ability to issue additional debt and access to other capital management tools. Based on the information available today and the scenarios described above, and subject to the related qualifications and assumptions, we believe we will be prepared to withstand a range of possible scenarios while remaining adequately capitalized through the COVID-19 pandemic after giving effect to completion of this offering and other potential capital management tools.

These scenarios were developed only for purposes of planning for our potential capital, collateral and liquidity needs under a range of potential circumstances. In particular, we used these scenarios to assist us in determining the size of this offering; however, we do not currently have enough information to ascertain the likelihood of the assumptions or estimates related to the mortality and investment loss scenarios. Accordingly, these scenarios do not represent forecasts or projections of actual future events or performance. They should not be construed as financial guidance, and should not be relied on as such.

The mortality and investment portfolio loss scenarios are based upon currently available information, which may not, and in certain cases do not, reflect current events, and reflect numerous assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to our business that are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no assurance that any particular scenario, or its underlying assumptions and estimates, accurately reflect the actual state of affairs or will be realized. As such, actual results may or will differ from such scenarios, as well as their underlying assumptions and estimates, and may differ materially, from those described above. In particular, there are significant uncertainties surrounding the ultimate number of claims and scope of losses resulting from the COVID-19 pandemic and the response thereto, as well as the economic impact on our investment portfolio and any potential capital losses. In addition, these scenarios do not account for any unknown event that may have an adverse impact on the economic conditions.

Information set forth above is presented for illustrative purposes only in order to describe the methodology we used to develop our capital plans. No independent third party has complied, examined or performed any procedures with respect to this information, nor has any independent third party expressed any opinion or other form of assurance on these scenarios. We do not intend to update or otherwise revise these scenarios or their underlying assumptions or estimates to reflect future events and do not intend to disclose publicly whether our actual results will vary from these scenarios other than through the release of actual results in the ordinary course of business. We are attempting to evaluate how the COVID-19 pandemic is impacting general population deaths, whether specifically attributed to COVID-19 or otherwise, and how such deaths will translate into mortality claims for our business over time. However, because we are operating in an unprecedented period of uncertainty, we are unable to predict the number of COVID-19 deaths that will ultimately occur worldwide, in any particular geography or in our insured population, or potential losses in our investment portfolio. See “Cautionary statement regarding forward-looking statements,” “Risk factors—Risks related to our business—Our business, results of operations and financial condition have been, and will likely continue to be, adversely affected by the COVID-19 pandemic and the response thereto” and “Risk factors—Risks related to our business—We utilize assumptions, estimates and models, to evaluate the potential impact on our business, results of operations and financial condition as a result of the COVID-19 pandemic and the response thereto. If actual events differ materially from those assumptions, estimates or models, our exposure to mortality claims and investment portfolio losses could be materially higher than those reflected in our capital plans, and our business, financial condition and results of operations could be materially adversely affected.”

On May 6, 2020, we announced that we had suspended stock repurchases until further notice.

Non-GAAP Financial Measures

We use a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under our management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effects of net investment-related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of our underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform, and other items that management believes are not indicative of our ongoing operations.

RGA uses a second non-GAAP financial measure called adjusted operating revenues as a basis for measuring performance. This measure excludes substantially all of the effects of net investment-related gains and losses, and changes in the fair value of certain embedded derivatives. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of our underlying business.

Book value per share excluding the impact of accumulated other comprehensive income (“AOCI”) is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to exclude the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating earnings per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of our continuing operations. They also serve as a basis for establishing target levels and awards under our management incentive programs.

Our use and the manner in which we calculate these non-GAAP financial measures can vary significantly from the use and calculation of similarly titled terms employed by other companies, making comparisons difficult.

The tables below present reconciliations of adjusted operating income, adjusted operating revenues, book value per share excluding the impact of AOCI, adjusted operating earnings per diluted share and adjusted operating return on equity, to operating income, operating revenues, book value per share, earnings per share and return on equity, respectively, the most closely comparable GAAP financial measures, for the periods presented.

Reconciliation of GAAP pre-tax income to pre-tax adjusted operating income

	Three Months Ended March 31,
In millions	2019	2020
GAAP pre-tax income	$217.0	$(96.0)
Capital (gains) losses, derivatives and other, net[1]	(9.0)	(64.0)
Change in market value of embedded derivatives[1]	5.0	278.0

Pre-tax adjusted operating income	$213.0	$118.0

[1]	Net of deferred acquisition costs (“DAC”) offset

Reconciliation of trailing twelve months of consolidated net income to adjusted operating income and related return on equity (ROE)

	Three Months Ended March 31,
In millions	2019		2020
Trailing twelve months	Income	ROE	Income	ROE
Net income	$785	8.9%	$612	5.8%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	103		(91)
Change in fair value of embedded derivatives	42		326
Deferred acquisition cost offset, net	(18)		(85)
Tax expense on uncertain positions	(62)		13

Adjusted operating income	$850	11.0%	$775	9.5%

Reconciliation of GAAP revenue to adjusted operating revenue

	Years Ended December 31,
In millions	2015	2016	2017	2018	2019
GAAP Revenue	$10,418.2	$11,521.5	$12,515.8	$12,875.7	$14,300.1
Capital (gains) losses, derivatives and other, net	33.1	(65.5)	(6.5)	157.6	(74.6)
Change in market value of embedded derivatives	132.0	(62.0)	(176.9)	28.0	(16.2)

Adjusted operating revenue	$10,583.3	$11,394.0	$12,332.4	$13,061.3	$14,209.3

Reconciliation of book value per share to book value per share excluding AOCI

	Years Ended December 31,
	2015	2016	2017	2018	2019
Book value per share	$94.09	$110.31	$148.48	$134.53	$185.17
Less: Effect of unrealized appreciation of securities	14.35	21.07	34.14	13.63	52.65
Less: Effect of accumulated currency translation adjustments	(2.78)	(2.68)	(1.34)	(2.69)	(1.46)
Less: Effect of unrecognized pension and post retirement benefits	(0.71)	(0.67)	(0.78)	(0.80)	(1.12)

Book value per share excluding AOCI	$83.23	$92.59	$116.46	$124.39	$135.10

Reconciliation of earnings-per-share to adjusted operating earnings-per-share

	Three Months Ended March 31,
Diluted share basis	2019	2020
Earnings-per-share	$2.66	$(1.41)
Capital (gains) losses, derivatives and other, net[1]	0.12	(0.70)
Change in market value of embedded derivatives[1]	(0.19)	3.52
U.S. tax reform and statutory tax rate changes	0.02	—

Adjusted operating earnings-per-share	$2.61	$1.41

[1]	Net of DAC offset

Reconciliation of earnings-per-share to adjusted operating earnings-per-share

	Years Ended December 31,
Diluted share basis	2015	2016	2017	2018	2019
Earnings-per-share	$7.46	$10.79	$27.71	$11.00	$13.62
Capital (gains) losses, derivatives and other, net[1]	0.18	(1.44)	1.08	2.47	(0.93)
Change in market value of embedded derivatives[1]	0.79	0.38	(2.15)	(0.39)	0.52
U.S. tax reform and statutory tax rate changes	—	—	(15.80)	(0.96)	0.13

Adjusted operating earnings-per-share	$8.43	$9.73	$10.84	$12.12	$13.35

[1]	Net of DAC offset

Reconciliation of return on equity to adjusted operating return on equity

	Years Ended December 31,
	2015	2016	2017	2018	2019
Return on equity - trailing twelve months	7.6%	9.9%	22.7%	8.1%	8.4%
Adjusted operating return on equity - trailing twelve months	10.6%	11.2%	11.0%	10.3%	10.5%

In millions
GAAP net income	$502.2	$701.4	$1,822.2	$715.8	$869.8
Capital (gains) losses, derivatives and other, net[1]	11.6	(93.7)	70.8	160.6	(58.7)
Change in market value of embedded derivatives[1]	53.3	24.9	(141.2)	(25.2)	33.5
U.S. tax reform and statutory tax rate changes	—	—	(1,039.1)	(62.2)	8.3

Adjusted operating income	$567.1	$632.6	$712.7	$789.0	$852.9

1	Net of DAC offset

The offering

The summary below describes the principal terms of the shares of our common stock. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of common stock” for a more detailed description of our common stock.

Issuer	Reinsurance Group of America, Incorporated.

Shares of common stock offered	6,172,840 shares.

Shares of common stock to be outstanding immediately following this offering (as of March 31, 2020)	67,819,183 shares (or 68,745,109 shares if the underwriters exercise in full their option to purchase additional shares of common stock). This number excludes an aggregate of 2,970,062 shares of our common stock issuable pursuant to outstanding equity-based incentive awards, of which 2,360,785 shares were subject to outstanding stock options and stock appreciation rights as of March 31, 2020, at a weighted average exercise price of $99.38 per share. Unless otherwise indicated, all information in this prospectus supplement assumes the underwriters do not exercise their option to purchase additional shares of our common stock.

Underwriters’ option	We have granted the underwriters an option to purchase from us within 30 days after the date of this prospectus supplement up to an additional 925,926 shares of our common stock at the public offering price less the underwriting discount.

Use of Proceeds	We anticipate that we will use the net proceeds from the offering of our common stock for general corporate purposes.

Risk Factors	Investing in our common stock involves risks. See “Risk factors.”

New York Stock Exchange Symbol	RGA

Risk factors

An investment in shares of our common stock involves certain risks. You should carefully consider the risk factors discussed under the heading “Cautionary statement regarding forward-looking statements” provided in this prospectus supplement beginning on page S-iii, the risks described under “Risk Factors” in our 2019 Annual Report, including Risk Factors—Risks Related to Ownership of Our Common Stock”, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. To the extent the COVID-19 pandemic and the response thereto adversely affects our business, financial condition or results of operations, it may also have the effect of heightening many of the other risks described below and in the documents incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business or financial performance. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of the shares of our common stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the foregoing risks relating to us, the following are additional risks relating to an investment in the shares of our common stock.

Risks related to our business

Our business, results of operations and financial condition have been, and will likely continue to be, adversely affected by the COVID-19 pandemic and the response thereto.

The ongoing novel coronavirus (COVID-19) global and national health emergency has caused significant disruption in the international and U.S. economies and financial markets. On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic and the response thereto has severely impacted, and will likely continue to severely impact, global economic conditions, resulting in substantial volatility in the global financial markets, increased unemployment and operational challenges such as the temporary closures of businesses, sheltering-in-place directives and increased remote work protocols. Governments and central banks around the world have reacted to the economic crisis caused by the pandemic by implementing stimulus and liquidity programs and cutting interest rates, though it is unclear whether these or future actions will be successful in countering the economic disruption. If the pandemic is prolonged or the actions of governments and central banks are unsuccessful, the adverse impact on the global economy will deepen, and our results of operations and financial condition in future quarters will be adversely affected.

As described in more detail below, the COVID-19 pandemic and the response thereto has adversely affected, and/or will likely adversely affect, us in the following areas:

•	Degradation of general economic conditions;

•	Investment results;

•	Liquidity and collateral;

•	Insurance risks, including mortality and morbidity claims;

•	Possible ratings downgrade;

•	Adverse legislative or regulatory action;

•	Operations; and

•	Premiums and other income.

Degradation of general economic conditions. While still evolving, the COVID-19 pandemic and the extraordinary measures being put in place to address it have caused significant economic and financial turmoil both in the U.S. and around the world, fueling concerns of a global recession. These conditions are expected to continue and worsen in the near term. Our results of operations, financial condition, cash flows and statutory capital position are materially affected by conditions in the global capital markets and economy generally. If the pandemic is prolonged or the actions of governments and central banks to counter the economic disruption are unsuccessful, the adverse impact on the global economy will deepen, and our business, results of operations and financial condition will continue to be adversely affected.

Investment results. Our investment portfolio (and, specifically, the valuations of investment assets we hold) has been, and may continue to be, adversely affected as a result of market developments from the COVID-19 pandemic and uncertainty regarding its outcome. Moreover, changes in interest rates, reduced liquidity in the financial markets or a continued slowdown in the U.S. or in global economic conditions have and in the future may also adversely affect the values and cash flows of these assets. Our corporate fixed income portfolio has been and in the future may be adversely impacted by delayed principal or interest payments, ratings downgrades, increased bankruptcies and credit spread widening in distressed industries and individual companies. Our investments in mortgage loans and mortgage-backed securities have been and in the future could be negatively affected by delays or failures of borrowers to make payments of principal and interest when due or delays or moratoriums on foreclosures or enforcement actions with respect to delinquent or defaulted mortgages. Further, a continued low interest rate environment, including as a result of market developments from the COVID-19 pandemic and the central banks’ response thereto, would put downward pressure on the average yield earned on our investments, negatively impacting our investment income and results of operations in the future. Market dislocations, decreases in observable market activity or unavailability of information, in each case, arising from the pandemic, may restrict our access to key inputs used to derive certain estimates and assumptions made in connection with financial reporting or otherwise, including estimates and changes in long term macro-economic assumptions relating to accounting for current expected credit losses, more commonly referred to as “CECL.”

Capital, liquidity and collateral. The severe impact on global economic conditions caused by the COVID-19 pandemic and the response thereto has negatively impacted and in the future could negatively impact our financial condition, including possible constraints on our capital and liquidity, as well as a higher cost of capital and possible changes or downgrades to our credit ratings. The current disruptions, uncertainty and volatility in the capital and credit markets may limit our access to capital required to operate our business, most significantly our reinsurance operations. The availability of collateral and the related cost of such collateral affects the type and volume of business we reinsure and could increase our costs. We maintain credit and letter of credit facilities with various financial institutions as a potential source of additional collateral and liquidity. Our failure to comply with the covenants and other requirements contained in these facilities, or the failure of the lenders to meet their commitments to provide funds or issue letters of credit, in each case as a result of the COVID-19 pandemic and the related economic and financial market disruption or otherwise, would impact our ability to access these facilities when needed, adversely affecting our liquidity, financial condition and results of operations.

Insurance risks, including mortality and morbidity claims. At this time, we cannot predict the ultimate number of claims and financial impact resulting from the COVID-19 pandemic and the response thereto. Actual claims and financial impact from these events could vary materially from current estimates due to several factors, including the inherent uncertainties in making such determinations and the evolving nature of the pandemic. Mortality or morbidity experience that is less favorable than the assumptions used in pricing our reinsurance agreements, as a result of the COVID-19 pandemic or otherwise, has negatively impacted and in the future could negatively impact our financial condition and results of operations. In addition, increased economic uncertainty and increased unemployment resulting from the economic impacts of the pandemic may result in policyholders seeking sources of liquidity and withdrawing at rates greater than previously expected. If policyholder lapse and surrender rates significantly exceed expectations, it could have a material adverse effect on our business, results of operations and financial condition.

Possible ratings downgrade. A downgrade in our ratings or in the ratings of our reinsurance subsidiaries, whether caused by company-specific factors or factors related to the COVID-19 pandemic, general economic conditions and/or the insurance industry as a whole, could adversely affect us. A downgrade in the rating of RGA or any of our rated subsidiaries could increase our cost of capital and adversely affect our ability to raise capital to facilitate operations and growth. Upon certain downgrade events, some of our reinsurance contracts would either permit our client ceding insurers to terminate such reinsurance contracts or require us to post collateral to secure our obligations under these reinsurance contracts, either of which could negatively impact our ability to conduct business and our results of operations. Any downgrade in the ratings of our reinsurance subsidiaries could also adversely affect their ability to sell products, retain existing business and compete for attractive acquisition opportunities. We cannot assure you that actions taken by ratings agencies, including as a result of the COVID-19 pandemic, the response thereto and the significant economic and financial turmoil caused thereby, would not result in a material adverse effect on our business, results of operations and financial condition.

Adverse legislative or regulatory action. Government actions, both in the U.S. and internationally, to address and contain the impact of the COVID-19 pandemic may adversely affect us. Such actions could result in additional regulation or restrictions affecting the conduct of our business in the future. For example, our clients may be subject to legislative and regulatory action that impacts their ability to collect premiums or cancel policies, which may affect our clients’ performance under reinsurance agreements with us. It is also possible that changes in economic conditions and steps taken by federal, state and local governments in response to COVID-19 could require an increase in taxes at the federal, state and local levels, which would adversely impact our results of operations.

Operations. We are taking precautions to protect the safety and well-being of our employees, service providers and clients. However, no assurance can be given that the steps being taken will be adequate or appropriate. Our operations could be disrupted if key members of our senior management or a significant percentage of our workforce, or the workforce of our service providers or clients, are unable to continue to work because of illness, government directives or otherwise. Having shifted to remote work arrangements, we may experience reductions in our operating effectiveness and face increased operational risk, including but not limited to cybersecurity attacks or data security incidents. In addition, we rely on the performance of others, including our insurance company clients, retrocessionaires and service providers, and their failure to perform in a satisfactory manner as a result of the COVID-19 pandemic and the response thereto could negatively affect our operations.

Premiums and other income. We expect the impact of COVID-19 on general economic activity to negatively impact our premiums, fee income and market-related revenues. The pandemic and government directives around the world responding thereto has and in the future may also negatively impact our ability to generate new business premiums and delay our planned entry into, or expansion of, investments in new and emerging markets. We began to experience these impacts at the end of the first quarter of 2020 and expect them to persist and be more significant during the remainder of 2020 and beyond, but the degree of the impacts will depend on the extent and duration of the economic contraction.

As a result of the above risks, the COVID-19 pandemic and the response thereto could materially and adversely impact our business, results of operation and financial condition. While the COVID-19 pandemic negatively impacted our results of operations in the first quarter of 2020, the extent to which it, and the related global economic crisis, affect our businesses, results of operations and financial condition, and capital and liquidity over time, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties in response to the pandemic, and the effects on our clients, counterparties, employees and third-party service providers. Moreover, the effects of the COVID-19 pandemic and the response thereto will heighten the other risks described in the section entitled “Risk Factors” in our 2019 Annual Report and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K.

We utilize assumptions, estimates and models to evaluate the potential impact on our business, results of operations and financial condition as a result of the COVID-19 pandemic and the response thereto. If actual events differ materially from those assumptions, estimates or models, our potential exposure to mortality claims and investment portfolio losses could be materially higher than those reflected in our capital plans, and our business, financial condition, and results of operations could be materially adversely affected.

We utilize assumptions, estimates and models to evaluate the potential impact on our business, results of operations and financial condition as a result of the COVID-19 pandemic and the response thereto, including developing scenarios to evaluate our potential exposure to mortality claims, potential investment portfolio losses and other risks associated with our assets and liabilities. The scenarios and related analyses are subject to various assumptions, professional judgment, uncertainties and the inherent limitations of any statistical analysis, including the use and quality of historical internal and industry data. Consequently, actual losses from loss events may differ materially from what the scenarios may illustrate. This potential difference could be even greater for events with limited or no modeled annual frequency, such as the COVID-19 pandemic and the response thereto.

More specifically, we evaluate our potential exposure to mortality claims by developing a range of scenarios involving assumptions and estimates relating to a number of variables, such as country-specific circumstances, measures by public and private institutions, impacts of COVID-19 on all other causes of death, the development and timing of effective treatments and/or a vaccine for COVID-19, comorbidities, number of deaths by region or country (and the variability thereof), the duration and pattern of the pandemic, geography-specific institutional and individual mitigation efforts, medical capacity, and other factors. We also estimated adjustments to reflect, among other factors, the favorable age distribution of our insured population and the better health profile and socio-economic status of insured lives as compared to the general population. However, a number of other factors have not been considered, such as smoking status, residential population density, geography-specific testing and interventions and their effectiveness or geography, culture or other country-specific factors. Further, the scenarios do not consider impacts on morbidity claims. Each assumption, estimate or risk not included in the scenarios introduces uncertainty. We also evaluate potential losses from our investment portfolio due to the pandemic based on stress scenarios based on assumptions and estimates relating to a range of factors that are subject to significant uncertainties, including, among others, the magnitude and duration of the economic downturn, ratings downgrades, bankruptcies and credit spread widening. In addition, we may not achieve the earnings generation that we expect, and we may not be able to issue additional debt or access other capital management tools on terms satisfactory to us, or at all. Actual events may differ materially from those assumptions and estimates; consequently, we could incur losses exceeding those reflected in our scenarios and related analyses, and our business, financial condition, and results of operations could be materially adversely affected.

We are operating in an unprecedented period of uncertainty, and while we are attempting to evaluate how the COVID-19 pandemic is impacting general population deaths, whether specifically attributed to COVID-19 or otherwise, and how such deaths will translate into mortality claims for our business over time, we are unable to predict the number of COVID-19 deaths that will ultimately occur worldwide, in any particular geography or in our insured population, or potential losses in our investment portfolio. Further, we do not currently have enough information to ascertain the likelihood of the assumptions or estimates related to the mortality and investment loss scenarios. Accordingly, these scenarios do not represent forecasts or projections of actual future events or performance. They should not be construed as financial guidance, and should not be relied on as such.

As a result of the factors, uncertainties and contingencies described above, our reliance on assumptions, estimates and data used to evaluate our potential exposure to mortality claims and potential losses from our investment portfolio related to the COVID-19 pandemic is subject to a high degree of uncertainty that could result in actual losses that are materially different from those reflected in the scenarios used to develop our capital plans, and our business, financial condition, and results of operations could be materially adversely affected.

Risks Related to Ownership of Our Common Stock and This Offering

We may not pay dividends on our common stock.

Our shareholders may not receive future dividends. Historically, we have paid quarterly dividends ranging from $0.027 per share in 1993 to $0.70 per share in 2019. All future payments of dividends, however, are at the discretion of our board of directors and will depend on our earnings, capital requirements, insurance regulatory conditions, operating conditions, general economic conditions and such other factors as our board of directors may deem relevant. The amount of dividends that we can pay will depend in part on the operations of our reinsurance subsidiaries. Pursuant to the terms of our subordinated debentures and our junior subordinated debentures, we may elect to defer interest payments for up to five consecutive years or up to ten consecutive years, respectively. If we have elected to defer interest payments until we have paid all accrued and unpaid interest on the subordinated debentures and the junior subordinated debentures, we have agreed not to declare or pay any dividends or repurchase any shares of our capital stock, with certain limited exceptions.

Certain provisions in our amended and restated articles of incorporation and bylaws, and in Missouri law, may delay or prevent a change in control, which could adversely affect the price of our common stock.

Certain provisions in our amended and restated articles of incorporation and bylaws, as well as Missouri corporate law and state insurance laws, may delay or prevent a change of control of RGA, which could adversely affect the price of our common stock. Our amended and restated articles of incorporation and bylaws contain some provisions that may make the acquisition of control of RGA without the approval of our board of directors more difficult, including provisions relating to the nomination, election and removal of directors and limitations on actions by our shareholders. In addition, Missouri law also imposes some restrictions on mergers and other business combinations between RGA and holders of 20% or more of our outstanding common stock.

These provisions may have unintended anti-takeover effects, including to delay or prevent a change in control of RGA, which could adversely affect the price of our common stock.

Applicable insurance laws may make it difficult to effect a change of control of RGA.

Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commission of the state where the domestic insurer is domiciled. Missouri insurance laws and regulations as well as the insurance laws and regulations of Arizona and California provide that no person may acquire control of us, and thus indirect control of our U.S. domiciled reinsurance subsidiaries, including RGA Reinsurance and Aurora National, unless:

•	such person has provided certain required information to the domiciliary state insurance department; and

•	such acquisition is approved by the domestic state Director of Insurance, to whom we refer as the Director of Insurance, after a public hearing.

Under U.S. state insurance laws and regulations, any person acquiring 10% or more of the outstanding voting securities of a corporation, such as our common stock, is presumed to have acquired control of that corporation and its subsidiaries.

Canadian federal insurance laws and regulations provide that no person may directly or indirectly acquire “control” of or a “significant interest” in our Canadian insurance subsidiary, RGA Canada, unless:

•	such person has provided information, material and evidence to the Canadian Superintendent of Financial Institutions as required by him; and

•	such acquisition is approved by the Canadian Minister of Finance.

For this purpose, “significant interest” means the direct or indirect beneficial ownership by a person, or group of persons acting in concert, of shares representing 10% or more of a given class, and “control” of an insurance company exists when:

•

a person, or group of persons acting in concert, beneficially owns or controls an entity that beneficially owns securities, such as our common stock, representing more than 50% of the votes entitled to be cast for the election of directors and such votes are sufficient to elect a majority of the directors of the insurance company, or

•	a person has any direct or indirect influence that would result in control in fact of an insurance company.

Similar laws in other countries where we operate limit our ability to effect changes of control for subsidiaries organized in such jurisdictions without the approval of local insurance regulatory officials. Prior to granting approval of an application to directly or indirectly acquire control of a domestic or foreign insurer, an insurance regulator in any jurisdiction may consider such factors as the financial strength of the applicant, the integrity of the applicant’s board of directors and executive officers, the applicant’s plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.

Our stock price is likely to be volatile. Global stock markets in general, and stock prices of publicly-traded life insurance and reinsurance companies, have recently experienced extreme volatility primarily as a result of the ongoing COVID-19 pandemic and the response thereto. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. As a result of this volatility, you may not be able to sell your shares of common stock purchased in this offering at or above the price you paid for such shares. The market price for our common stock may be influenced by many factors, including, without limitation:

•

the duration, spread, severity, and any recurrence of the COVID-19 pandemic and the scope of the response thereto, including the effects thereof on us and the insurance and financial services industries more broadly;

•	our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

•	a domestic or global economic slowdown that could affect our financial results and operations and the economic strength of our clients;

•	our quarterly or annual earnings or those of other companies in the insurance and financial services industries;

•

changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other similar companies;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	our earnings estimates or recommendations by research analysts who track our common stock or the stock of other insurance and financial services companies;

•	proposed or adopted regulatory changes or developments;

•	changes in the frequency or amount of dividends;

•	future sales of our equity or equity-related securities; and

•

the other factors described herein and under the caption “Risk Factors” in our filings with the SEC, including, but not limited to, our 2019 Annual Report and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

In the past, following periods of extreme volatility in the market price of a company’s securities, securities class-action litigation may be instituted against that company. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Such litigation may also cause us to incur other substantial costs to defend such claims and divert management’s attention and resources.

We have broad discretion in the use of net proceeds from this offering, and the Proposed Notes Offering, if completed, and may not use them effectively.

We intend to use the net proceeds from this offering as discussed in the section of this prospectus supplement entitled “Use of Proceeds.” Although we plan to use the net proceeds from this offering as described, we will have broad discretion in the application of the net proceeds and the proceeds of the Proposed Notes Offering, if completed. You will be relying on the judgment of our management regarding the application of the proceeds of this offering and any other offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Pending their use, we may invest the net proceeds from this offering or any other offering in a manner that does not produce income or that loses value. Furthermore, your shares of common stock are residual interests in the Company, and as such, shall be considered effectively subordinate to any debt obligations of the Company.

Future sales of our common stock by us or our existing shareholders, or the perception in the public markets that these sales may occur, may depress our share price.

Our board of directors has the authority, without action or vote of the shareholders, to issue any or all authorized but unissued shares of our common stock, including securities convertible into, or exchangeable for, our common stock and authorized but unissued shares under our equity compensation plans or otherwise. In the future, we may issue such additional securities, through public or private offerings, in order to raise additional capital. Any such issuance will dilute the percentage ownership of shareholders and may dilute the per share projected earnings or book value of our common stock. Furthermore, sales by our existing shareholders of a substantial number of shares of our common stock in the public market may occur in the future. In addition, option holders may exercise their options at any time when we would otherwise be able to obtain additional equity capital on more favorable terms. Sales of a substantial number of shares of our common stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

We and our executive officers and our board members have entered into lock-up agreements with the underwriters of this offering of shares of our common stock under which we, for a period of 90 days from the date of this prospectus supplement, and they, for a period of 60 days from the date of this prospectus supplement, have agreed, subject to certain exceptions, not to sell, directly or indirectly, any shares of our common stock without the permission of Barclays Capital Inc. and J.P. Morgan Securities LLC. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and our board members will be able to sell our common stock in the public market, subject to compliance with applicable securities laws restrictions. Sales of a substantial number of such shares of our common stock upon expiration of the lock-up period or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall or make it more difficult for you to sell your shares at a time and price that you deem appropriate.

The occurrence of various events may adversely affect the ability of RGA and its subsidiaries to fully utilize any net operating losses (“NOL”s) and other tax attributes.

RGA and its subsidiaries may, from time to time, have a substantial amount of NOLs and other tax attributes, for U.S. federal income tax purposes, to offset taxable income and gains. If a corporation experiences an ownership change, it is generally subject to an annual limitation, which limits its ability to use its NOLs and other tax attributes. Events outside of our control may cause RGA (and, consequently, its subsidiaries) to experience an “ownership change” under Sections 382 and 383 of the Internal Revenue Code and the related Treasury regulations, and limit the ability of RGA and its subsidiaries to utilize fully such NOLs and other tax attributes. If we were to experience an ownership change, we could potentially have higher U.S. federal income tax liabilities than we would otherwise have had, which would negatively impact our financial condition and results of operations.

If you purchase shares of common stock in this offering, you may suffer immediate dilution of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our outstanding common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent the underwriters exercise their option to purchase additional shares of our common stock or holders of options, stock appreciation rights or other convertible instruments are converted into common stock, you may incur further dilution of your investment.

Use of proceeds

We estimate that the net proceeds from the sale of the shares of our common stock will be approximately $483 million, after deducting the underwriting discounts and estimated offering expenses payable by us, or approximately $556 million if the underwriters exercise their option to purchase additional shares in full. We anticipate that we will use the net proceeds from the offering of our common stock for general corporate purposes.

Capitalization

We present in the table below the cash and cash equivalents and capitalization of RGA and its subsidiaries:

•	on an actual consolidated basis as of March 31, 2020; and

•	as adjusted to give effect to this offering.

You should read this table in conjunction with our consolidated financial statements, the notes relating to them and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are contained in our 2019 Annual Report and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference herein.

	March 31, 2020
	Actual	As Adjusted
	($ in millions)
Cash and Cash Equivalents	$2,820	$3,303
Long-term debt:
5.00% senior notes due 2021	400	400
4.70% senior notes due 2023	399	399
3.95% senior notes due 2026	400	400
3.90% senior notes due 2029	599	599
6.20% fixed-to-floating rate subordinated debentures due 2042	400	400
5.75% fixed-to-floating rate subordinated debentures due 2056	400	400
Variable rate junior subordinated debentures due 2065(1)	319	319
4.09% promissory note due 2039	85	85
Unamortized debt issuance costs	(21)	(21)

Total long-term debt	$2,981	$2,981

Collateral finance and securitization notes(2)	569	569
Stockholders’ equity:
Preferred stock (par value $.01 per share; 10,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock (par value $.01 per shares; 140,000,000 shares authorized; 79,137,758 shares issued and 85,310,598 shares issued, as adjusted, at March 31, 2020)(3)	1	1
Additional paid-in capital	1,942	2,425
Retained earnings	7,802	7,802
Accumulated other comprehensive income	1,130	1,130
Treasury stock	(1,574)	(1,574)

Total stockholders’ equity	$9,301	$9,784

Total capitalization	$12,851	$13,334

(1)	“Variable Rate Junior Subordinated Debenture due 2065” means the security initially known as our “6.75% Junior Subordinated Debentures due 2065” and initially issued in December 2005.
(2)

Consists of: (a) Series A Floating Rate Insured Notes due June 2036 (the “Timberlake Notes”) issued in June 2006 by Timberlake Financial to fund the collateral requirements for statutory reserves required by so-called “Regulation XXX”; (b) collateral financing due 2020 obtained in May 2015 by RGA Barbados to enable RGA Barbados to support collateral requirements for Canadian reinsurance transactions; and (c) asset-backed notes due December 2034 (the “Chesterfield Notes”) issued in December 2014 by Chesterfield Financial as part of an embedded value securitization transaction covering a closed block of policies assumed by RGA Reinsurance Company and retroceded to Chesterfield Reinsurance Company. The

Timberlake Notes represent senior secured indebtedness of Timberlake Financial with no recourse to RGA or its other subsidiaries. The Chesterfield Notes represent senior secured indebtedness of Chesterfield Financial. Limited support is provided by RGA for temporary potential liquidity events at Chesterfield Financial and for temporary potential statutory capital and surplus events at Chesterfield Reinsurance Company; otherwise, there is no legal recourse to RGA or its other subsidiaries. For a description of these transactions, see Note 14—“Collateral Finance and Securitization Notes” in the Notes to the Consolidated Financial Statements in our 2019 Annual Report.
(3)

This number excludes an aggregate of 2,970,062 shares of our common stock issuable pursuant to outstanding equity-based incentive awards, of which 2,360,785 shares were subject to outstanding stock options and stock appreciation rights as of March 31, 2020, at a weighted average exercise price of $99.38 per share.

Selected consolidated financial and operating data

We present in the table below our selected consolidated financial data and other data which should be read in conjunction with and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and unaudited consolidated financial statements and the related notes which are contained in our 2019 Annual Report and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference herein. The selected consolidated financial data for the fiscal years ended December 31, 2015, 2016, 2017, 2018 and 2019 have been derived from our financial statements which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The selected consolidated financial data for the three months ended March 31, 2019 and 2020 have been derived from our unaudited consolidated financial statements. In the opinion of our management, the unaudited information reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for those periods. Results for the three months ended March 31, 2019 and 2020 are not necessarily indicative of the results to be expected for the full fiscal year.

	Years Ended December 31,					Three Months Ended March 31,
	2015	2016	2017	2018	2019	2019	2020
	(in millions, except per share and operating data)
Income Statement Data
Revenues:
Net premiums	$8,571	$9,249	$9,841	$10,544	$11,297	$2,738	$2,819
Investment income, net of related expenses	1,734	1,912	2,155	2,139	2,520	580	594
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(57)	(39)	(43)	(28)	(31)	(9)	(34)
Other investment related gains (losses), net	(108)	133	211	(142)	122	17	(251)

Total investment related gains (losses), net	(165)	94	168	(170)	91	8	(285)
Other revenues	278	267	352	363	392	94	76

Total revenues	10,418	11,522	12,516	12,876	14,300	3,420	3,204

Benefits and expenses:
Claims and other policy benefits	7,489	7,993	8,519	9,319	10,197	2,508	2,664
Interest credited	337	365	502	425	697	133	146
Policy acquisition costs and other insurance expenses	1,127	1,311	1,467	1,323	1,204	312	248
Other operating expenses	554	645	710	786	868	202	195
Interest expense	143	138	146	147	173	40	41
Collateral finance and securitization expense	23	26	29	30	29	8	6

Total benefits and expenses	9,673	10,478	11,373	12,030	13,168	3,203	3,300

Income (loss) before income taxes	745	1,044	1,143	846	1,132	217	(96)
Provision for income taxes(1)	243	343	(679)	130	262	47	(8)

Net income (loss)	$502	$701	$1,822	$716	$870	$170	$(88)

	Years Ended December 31,					Three Months Ended March 31,
	2015	2016	2017	2018	2019	2019	2020
	(in millions, except per share and operating data)
Earnings Per Share
Basic earnings per share	$7.55	$10.91	$28.28	$11.25	$13.88	$2.70	$(1.41)
Diluted earnings per share(2)	7.46	10.79	27.71	11.00	13.62	2.65	(1.41)
Weighted average diluted shares, in thousands	67,292	64,989	65,753	65,094	63,882	64,027	63,001
Dividends per share on common stock	$1.40	$1.56	$1.82	$2.20	$2.60	$0.60	$0.70
Balance Sheet Data
Total investments	$41,978	$44,841	$51,691	$54,205	$66,555	$56,114	$63,912
Total assets	50,383	53,098	60,515	64,535	76,731	66,692	75,654
Policy liabilities(3)	37,371	37,874	43,583	48,933	57,094	49,639	58,539
Short-term debt	—	300	—	400	0	400	0
Long-term debt	2,298	2,789	2,788	2,388	2,981	2,388	2,981
Collateral finance and securitization notes	899	841	784	682	598	656	569
Total stockholders’ equity	6,135	7,093	9,570	8,451	11,601	9,670	9,301
Total stockholders’ equity per share	94.09	110.31	148.48	134.53	185.17	154.61	150.88
Operating Data (in billions)
Assumed ordinary life reinsurance in force	$2,995	$3,063	$3,297	$3,329	$3,480	$3,365	$3,412
Assumed new business production	491	405	395	407	377	79	95

(1)

2017 reflects adjustments related to the initial adoption of the Tax Cuts and Jobs Act of 2017. See Note 9—“Income Tax” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2018 for additional information.

(2)

As a result of the anti-dilutive impact from including shares for outstanding stock options, in periods of a loss, weighted average common shares outstanding (basic) are used in the calculation of diluted earnings per share.

(3)	Policy liabilities include future policy benefits, interest-sensitive contract liabilities, and other policy claims and benefits.

Description of common stock

The following is a summary of the material terms of our common stock and the provisions of our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”). It also summarizes some relevant provisions of the General and Business Corporation Law of Missouri, which we refer to as Missouri law. Since the terms of our Articles of Incorporation, our Bylaws and Missouri law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read our Articles of Incorporation and Bylaws, they are on file with the SEC, as described under the heading “Where You Can Find More Information” in the accompanying prospectus.

General

For a description of our common stock and other capital stock, see “Description of Capital Stock of RGA” set forth beginning on page 24 of the accompanying prospectus.

Amended and Restated Articles of Incorporation

At our annual meeting of shareholders held on May 20, 2020, upon recommendation of our board of directors, our shareholders approved a proposal to amend and restate our Articles of Incorporation. The Amended and Restated Articles of Incorporation were filed with the Secretary of State of the State of Missouri on May 21, 2020. The amendments reflected in the Amended and Restated Articles of Incorporation provide that special meetings of the shareholders may be called from time to time as permitted by our Bylaws and remove certain outdated and unnecessary provisions from the Articles of Incorporation.

The Articles of Incorporation previously provided that a special meeting of the shareholders may be called only by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire board or by the chairman of the board or the president. The Bylaws similarly provide that special meetings of the shareholders, unless otherwise prescribed by statute or by the Articles of Incorporation, may only be called by the chairman of the board or by the president or by a majority of the entire number of the board. The Amended and Restated Articles of Incorporation include amendments to Article Nine to provide that special meetings of the shareholders may be called from time to time as permitted by the Bylaws.

Material U.S. federal income tax considerations to non-U.S. holders

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership, and disposition of our common stock by a non-U.S. holder (as defined below) that holds our common stock as a “capital asset” (generally property held for investment) and who purchase the common stock pursuant to this offering. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies, or other financial institutions;

•	tax-exempt or governmental organizations;

•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships and other entities treated as pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	certain former citizens or long-term residents of the United States; and

•

persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S., OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership, and disposition of our common stock by such partnership.

Distributions

In the event we make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “Gain on Disposition of Common Stock.” Subject to the discussion below of withholding requirements under FATCA (as defined below) and effectively connected dividends, any distribution made to a non-U.S. holder on our common stock that is treated as a dividend generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

Subject to the discussion below under “Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined in the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC. However, in the event that we are or become a USRPHC, as long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our common stock were not considered to be regularly traded on an established securities market, a non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Subject to certain exceptions, information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding may be credited by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a U.S. federal withholding tax of 30% on withholdable payments, including dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. In addition, if a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our common stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase and, in certain instances, holding of our common stock by (i) employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans described in Section 4975 of the Code which are subject to Section 4975 of the Code (including an individual retirement account (“IRA”) and a Keogh plan) or provisions under other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” (within the meaning of regulations issued by the U.S. Department of Labor (the “DOL”), set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “DOL Plan Asset Regulations”) of any such plan, account or arrangement (each of the foregoing described in clause (i), (ii) and (iii) referred to herein as a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

When considering an investment in our common stock with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

Plan fiduciaries should consider the fact that none of the issuer, an underwriter or certain of the issuer’s or underwriter’s affiliates (the “Transaction Parties”) is acting, or will act, as a fiduciary to any Plan with respect to the decision to purchase our common stock in connection with the initial offer and sale. The Transaction Parties are not undertaking to provide impartial investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to such decision to purchase our common stock.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 406 of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and may result in the disqualification of an IRA. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

The acquisition of our common stock by a Covered Plan with respect to which the Transaction Parties are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Because of the foregoing, our common stock should not be purchased by any Covered Plan, unless such purchase will not constitute a non-exempt prohibited transaction under ERISA and/or the Code.

Government plans, foreign plans and certain church plans, while not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring shares of our common stock.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of our common stock should consult and rely on their own counsel and advisers as to whether an investment in our common stock is suitable for the Plan.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated June 2, 2020, the underwriters named below, for whom Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as representatives (the “representatives”), have severally agreed to purchase from us, and we have agreed to sell, the number of shares of our common stock listed opposite their names below:

Underwriters	Number of Shares
Barclays Capital Inc.	2,320,137
J.P. Morgan Securities LLC	2,320,137
Citigroup Global Markets Inc.	306,513
Credit Suisse Securities (USA) LLC	306,513
Goldman Sachs & Co. LLC	306,513
RBC Capital Markets LLC	306,513
Dowling & Partners Securities, LLC	153,257
Keefe, Bruyette & Woods, Inc.	153,257

Total	6,172,840

The underwriting agreement provides that the underwriters are severally obligated to purchase all of the shares of our common stock included in this offering if any are purchased. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of common stock may be terminated.

We have been advised by the representatives that the underwriters propose to offer the shares of our common stock directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement, and the underwriters may sell the shares of our common stock to certain dealers at the public offering price less a concession not in excess of $1.458 per share of our common stock. If all the shares are not sold at the offering price, the underwriters may change the offering price and the other selling terms. Sales of shares of common stock may be made by affiliates of the underwriters.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 925,926 additional shares of our common stock at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 925,926 shares of our common stock.

	Per Share	No Exercise	Full Exercise
Public offering price	$81.0000	$500,000,040.00	$575,000,046.00
Underwriting discount to be paid by us with respect to this offering	$2.6325	$16,250,001.30	$18,687,501.49
Proceeds, before expenses, to us	$78.3675	$483,750,038.70	$556,312,544.50

We estimate that our total expenses for this offering, excluding the underwriting discounts and commissions, will be approximately $500,000 and payable by us. The public offering price was negotiated based on the recent trading history of our common stock as well as the business and financial performance of our company, general economic conditions and such other factors as we and the underwriters deemed relevant.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Listing

Our shares of common stock are listed on the New York Stock Exchange under the symbol “RGA”.

Indemnification

We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

No Sale of Similar Securities

We have agreed that, for a period of 90 days after the date of this prospectus supplement, we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any other securities that are substantially similar to shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or such other securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any our shares of our common stock or such other securities, in cash or otherwise without the prior written consent of the representatives, which shall not be unreasonably withheld or delayed.

The foregoing restrictions shall not apply to issuances pursuant to stock incentive plans, existing agreements or existing warrants.

Our directors and our executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any other securities that are substantially similar to the common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or such other securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any shares of common stock or such other securities, in cash or otherwise without the prior written consent of the representatives, which consent shall not be unreasonably withheld or delayed.

Notwithstanding the foregoing, the lock-up parties may make certain transfers of shares including cashless exercise and tax withholding, pursuant to certain existing pledges, existing 10b5-1 plans and new pledges in which the pledgee acknowledges in writing the lock-up obligations and which pledge does not permit the pledgee to make any disposition of such shares during the restricted period. In addition, the lock-up agreement shall not prevent the establishment of new 10b5-1 plans, provided that such plans do not permit any disposition or transfer of shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock during the restricted period.

Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of the shares of our common stock in excess of the aggregate principal amount of the shares of our common stock the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the shares of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the shares of our common stock originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the shares of our common stock or preventing or retarding a decline in the market price of the shares of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Other Relationships

The underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to us and our affiliates from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with us. In addition, certain of the underwriters or their affiliates are agents and/or lenders under our syndicated revolving credit facility, dated as of August 21, 2018. Certain of the underwriters may also act as underwriters in the Proposed Notes Offering, for which they will receive customary underwriting discounts and commissions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. The underwriters may reject any order for the shares of our common stock in whole or in part.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to European Economic Area and United Kingdom Retail Investors

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus and any other material in relation to the shares of our common stock are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to

(d) of the Order (all such persons together being referred to as “Relevant Persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement, the accompanying prospectus or their contents or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by Relevant Persons.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any shares of our common stock other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the shares of our common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore (“MAS”). Accordingly, each underwriter has not offered or sold any shares of our common stock or caused such shares of our common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell such shares of our common stock or cause such shares of our common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such shares of our common stock, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA, (ii) where no consideration is or will be given for the transfer, (iii) where the transfer is by operation of law, (iv) as specified in Section 276(7) of the SFA or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of our common stock, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of our common stock are ‘‘prescribed capital markets products’’ (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Legal matters

The validity of the shares of common stock offered hereby will be passed upon for us by William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of RGA. Bryan Cave Leighton Paisner LLP, together with Mr. Hutton have represented us in connection with the offering contemplated herein. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Mr. Hutton is paid a salary by us, is a participant in various employee benefit plans offered by us to our employees generally, owns shares of our common stock and participates in equity incentive plans that may permit him to acquire additional shares of our common stock in the future.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2019.

•	Our Definitive Proxy Statement on Schedule 14A filed April 8, 2020.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

•	Our Current Reports on Form 8-K filed January 7, 2020, January 9, 2020, February 25, 2020 and May 22, 2020 (other than the portions of those documents not deemed to be filed).

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus supplement, and the termination of the offering of the securities. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus supplement is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus supplement is a part.

You can obtain any of the documents incorporated by reference in this prospectus supplement from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017-1706

Attention: Clifford R. Jenks

Vice President, Assistant General Counsel & Assistant Secretary

(636) 736-7000

PROSPECTUS

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017-1706

(636) 736-7000

Debt Securities, Preferred Stock, Depositary Shares, Common Stock,

Purchase Contracts, Warrants and Units

RGA Capital Trust III

RGA Capital Trust IV

Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed

on a Subordinated Basis as described in this Document by

Reinsurance Group of America, Incorporated

Reinsurance Group of America, Incorporated and RGA Capital Trust III and RGA Capital Trust IV may offer the securities listed above, including units consisting of any two or more of such securities, from time to time.

When RGA, RGA Capital Trust III or RGA Capital Trust IV decide to sell a particular series of securities, we will prepare a prospectus supplement or other offering material describing those securities. You should read this prospectus, any prospectus supplement and any other offering material carefully before you invest. This prospectus may not be used to offer or sell any securities by us or, where required, by any selling security holders, unless accompanied by a prospectus supplement and any applicable other offering material.

Investing in these securities involves risks. Consider carefully the risk factors on page 1 of this prospectus.

We or any selling security holders may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. The details of any such offering and the plan of distribution will be set forth in a prospectus supplement for such offering.

Our common stock is listed on the New York Stock Exchange under the symbol “RGA”. As of May 19, 2020, the closing price of our common stock was $85.87.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2020.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, both of which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, which we refer to as the “SEC,” in the future.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our,” the “Company” and “RGA” refer to Reinsurance Group of America, Incorporated and its subsidiaries, on a consolidated basis (but excluding the RGA trusts), unless we state or the context implies otherwise, including, without limitation, with respect to descriptions of the notes or their terms or provisions (which are obligations of Reinsurance Group of America, Incorporated but not any of its subsidiaries).

This prospectus is part of a registration statement that we and RGA Capital Trust III and RGA Capital Trust IV, which we refer to as the “RGA trusts,” filed with the SEC, utilizing a “shelf” registration process. Under this shelf process, we, any RGA trust or selling security holder may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we, any RGA trust or any selling security holder may offer. Each time RGA or any RGA trust sells securities, we will provide, and, in the case of any selling security holder, we may provide, a prospectus supplement or other offering material containing specific information about the terms of the securities being offered. The prospectus supplement or other offering material may include a discussion of any risk factors or other specific considerations applicable to those securities or to us. The prospectus supplement or other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement and any other offering material, together with the documents incorporated by reference therein as described under “Incorporation of Certain Documents by Reference” and additional information described under the heading “Where You Can Find More Information.”

Unless we indicate otherwise, we base the information concerning our industry contained or incorporated by reference in this prospectus, any prospectus supplement or any other offering material on our general knowledge of and expectations concerning the industry. Our market position, market share and industry market size are based on our estimates using our internal data and estimates, based on data from various industry analyses, our internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk factors” section of this prospectus, any prospectus supplement or any other offering material and the other information contained or incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

We are not offering the securities in any state or jurisdiction where the offer is prohibited.

We have not, and the RGA trusts and the selling security holders have not, authorized anyone to provide you with any information other than in this prospectus, any prospectus supplement or any other offering material. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. You can review and obtain copies of this information at the SEC’s website at http://www.sec.gov.

We and the RGA trusts have filed with the SEC a registration statement under the Securities Act of 1933, which we refer to as the “Securities Act,” that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement from the SEC’s website at http://www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.rgare.com, under “Investors — Financial Information.” Information contained in our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2019.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

•	Our Current Reports on Form 8-K filed January 7, 2020, January 9, 2020 and February 25, 2020 (other than the portions of those documents not deemed to be filed).

•

The description of our common stock contained in our Registration Statement on Form 8-A dated November 17, 2008, as updated by Exhibit 4.13 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and including any other amendments or reports filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC’s website at http://www.sec.gov. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017-1706

Attention: Investor Relations

(636) 736-7000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The risk factors set forth or incorporated by reference in the section entitled “Risk Factors” in this document, and the matters discussed in RGA’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which reports are incorporated by reference in this document, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this document are only made as of the date of this document or the respective documents incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated to do so under federal securities laws.

See “Risk Factors” and “Where You Can Find More Information.”

The effects of the novel coronavirus (“COVID-19”) pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	inadequate risk analysis and underwriting;

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	action by regulators who have authority over our reinsurance operations in the jurisdictions in which we operate;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the impairment of other financial institutions and its effect on our business;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•

market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities, that in turn could affect regulatory capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•

the stability of and actions by governments and economies in the markets in which we operate, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	financial performance of our clients;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	competitive factors and competitors’ responses to our initiatives;

•	development and introduction of new products and distribution opportunities;

•	execution of our entry into new markets;

•	integration of acquired blocks of business and entities;

•

interruption or failure of our telecommunication, information technology or other operational systems, or our failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	changes in laws, regulations, and accounting standards applicable to RGA, our subsidiaries, or our business;

•	the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected; and

•	other risks and uncertainties described in this document, including under the caption “Risk Factors,” and in our other filings with the SEC.

INFORMATION ABOUT RGA

We are an insurance holding company that was formed on December 31, 1992. We have grown to become a leading global provider of traditional life and health reinsurance and financial solutions with operations in the United States, Latin America, Canada, Europe, the Middle East, Africa, Asia and Australia. Through our operating subsidiaries, we are engaged in traditional reinsurance, including individual and group life and health, disability, and critical illness reinsurance, and financial solutions, including longevity reinsurance, asset-intensive reinsurance, capital solutions and stable value products. Through a predecessor, we have been engaged in the business of life reinsurance since 1973.

Our executive office is located at 16600 Swingley Ridge Road, Chesterfield, Missouri 63017-1706, and our telephone number is (636) 736-7000.

INFORMATION ABOUT THE RGA TRUSTS

Each of the RGA trusts is a statutory trust formed under Delaware law. Each RGA trust exists for the exclusive purposes of:

•	issuing and selling its preferred securities and common securities;

•	using the proceeds from the sale of its preferred securities and common securities to acquire RGA’s junior subordinated debt securities; and

•	engaging in only those other activities that are related to those purposes.

All of the common securities of each trust will be directly or indirectly owned by RGA. The common securities will rank equally, and payments will be made proportionally, with the preferred securities. However, if an event of default under the amended and restated trust agreement of the respective RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each RGA trust. The preferred securities will represent the remaining 97% of such trusts’ capital.

RGA will guarantee the preferred securities of each RGA trust as described later in this prospectus.

Unless otherwise specified in the applicable prospectus supplement or other offering material, each RGA trust has a term of up to 55 years but may terminate earlier, as provided in its amended and restated trust agreement. Each RGA trust’s business and affairs will be conducted by the trustees appointed by us. According to the amended and restated trust agreement of each RGA trust, as the holder of all of the common securities of an RGA trust, we can increase or decrease the number of trustees of each trust, subject to the requirement under Delaware law that there be a trustee in the State of Delaware and to the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The amended and restated trust agreement will set forth the duties and obligations of the trustees. A majority of the trustees of each RGA trust will be employees or officers of or persons who are affiliated with RGA, whom we refer to as “administrative trustees.”

One trustee of each RGA trust will be an institution, which we refer to as the “property trustee,” that is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, under the terms of the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the property trustee will maintain exclusive control of a segregated, non-interest bearing “payment account” established with The Bank of New York Mellon Trust Company, N.A. to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the trust securities of each RGA trust. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each RGA trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, which we refer to as the “Delaware trustee.” As the direct or indirect holder of all of the common securities, RGA will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each RGA trust, except that if an event of default under the junior subordinated indenture has occurred and is continuing, only the holders of preferred securities may remove the Delaware trustee or the property trustee. RGA will pay all fees and expenses related to the RGA trust and the offering of the preferred securities and the common securities.

Unless otherwise specified in the applicable prospectus supplement or other offering material, the property trustee for each RGA trust will be The Bank of New York Mellon Trust Company, N.A. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each RGA trust will be BNY Mellon Trust of Delaware, an affiliate of The Bank of New York Mellon Trust Company, N.A., and its address in the state of Delaware is Bellevue Park Corporate Center, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809. The principal place of business of each RGA trust is c/o Reinsurance Group of America, Incorporated, 16600 Swingley Ridge Road, Chesterfield, Missouri 63017-1706, telephone (636) 736-7000.

The RGA trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons provided in the amended and restated trust agreement and summarized above. Unless otherwise provided in the applicable prospectus supplement or other offering material, RGA will pay all fees and expenses related to each RGA trust and the offering of its preferred securities, including the fees and expenses of the trustee.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement or other offering material, we will use the net proceeds from the sale of any securities offered by RGA for general corporate purposes, including the funding of our reinsurance operations. Except as otherwise described in a prospectus supplement or other offering material, the proceeds from the sale by any RGA trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA’s junior subordinated debt securities. Unless otherwise stated in the prospectus supplement or other offering material, we will use the borrowings from the RGA trusts for general corporate purposes, including the funding of our reinsurance operations. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. The prospectus supplement or other offering material relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds from any sales of securities by any selling security holder.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We, any RGA trust, or any selling security holder may offer or sell from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior, subordinated or junior subordinated;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	purchase contracts;

•	preferred securities of an RGA trust that are guaranteed by RGA; or

•	units consisting of two or more of such securities or debt obligations of third parties, such as U.S. treasury securities.

This prospectus contains a summary of the material general terms of the various securities that we, any RGA trust, or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. If you would like to read the agreements, they will be on file with the SEC, as described under “Where You Can Find More Information” on page 2 and “Incorporation of Certain Documents by Reference” on page 3.

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES OF RGA

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered and any changes to or differences from those general terms will be described in the prospectus supplement or other offering material relating to such debt securities. The debt securities will be either our senior debt securities or subordinated debt securities, or our junior subordinated debt securities, which may, but need not be, issued in connection with the issuance by an RGA trust of its trust preferred securities.

The Indentures

The senior and subordinated debt securities will be issued in one or more series under an Indenture dated as of August 21, 2012 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The junior subordinated debt securities will be issued in one or more series under a Junior Subordinated Indenture, to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to, and are qualified in their entirety by reference to, the detailed provisions of the applicable indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference here or in the applicable prospectus supplement. Reference is hereby made to the Indenture, which has been filed as an exhibit to the Current Report on Form 8-K filed on August 21, 2012 and incorporated by reference in this registration statement. The Indenture is, and the Junior Subordinated Indenture will be, subject to and governed by the Trust Indenture Act. The description of the indentures set forth below assumes that we have entered into both of the indentures. We will execute the Junior Subordinated Indenture when and if we issue junior subordinated debt securities.

General

The indentures do not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement or other offering material, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank with all our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement or other offering material. Unless otherwise specified in the applicable prospectus supplement or other offering material, the junior subordinated debt securities that we may issue to one of the RGA trusts will be subordinated and junior in right of payment to all our present and future indebtedness, including any senior and subordinated debt securities issued under the indenture to the extent and in the manner set forth in the junior subordinated indenture. See “— Subordination,” beginning on page 17. The indentures will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.

Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of March 31, 2020, our consolidated short- and long-term indebtedness aggregated approximately $3 billion and our subsidiaries had approximately $65 billion of outstanding liabilities reflected in our financial statements, which includes $300 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C., $117 million of liabilities associated with the collateral financing obtained by our subsidiary, RGA Reinsurance Company (Barbados) Ltd. and $154 million of liabilities associated with the asset-backed notes issued by our subsidiary, Chesterfield Financial Holdings LLC. We will disclose material changes to these amounts in any prospectus supplement or other offering material relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary’s creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.

The applicable prospectus supplement or other offering material relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including any terms that are additional or different from those described in this prospectus (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement or other offering material, the debt securities will not be listed on any securities exchange.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement or other offering material, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Global Debt Securities

Unless otherwise specified in a prospectus supplement or other offering material for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or other offering material relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement or other offering material may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement or other offering material.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement or other offering material.

Payment

Unless otherwise indicated in the applicable prospectus supplement or other offering material, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of each indenture).

Payment of Interest With Respect to Debt Securities

Unless otherwise indicated in an applicable prospectus supplement or other offering material, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement or other offering material, debt securities will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture).

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease substantially all of our properties and assets, in one transaction or a series of related transactions, to any person, unless:

•

we are the surviving corporation or the surviving corporation or other person is a corporation organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and to perform or observe all covenants of each indenture; and

•

immediately after the transaction, there is no event of default, and no event which after notice or lapse of time, or both, would become an event of default, under each indenture. (Section 9.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 9.2 of each indenture).

Unless a prospectus supplement or other offering material relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement or other offering material, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement or other offering material, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement or other offering material, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement or other offering material. Unless otherwise indicated in the applicable prospectus supplement or other offering material, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement or other offering material, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1)

purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

(2)

in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

(3)	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

(4)	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

(5)	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any RGA trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an RGA trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

Upon the termination of any extension period and the payment of all amounts then due, we will have the right to commence a new extension period, subject to the above limitations set forth in this section. No interest will be payable during an extension period; instead, interest will only be due and payable at the end of the extension period. However, we will have the right to prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment. (Article XVII of the junior subordinated indenture).

Modification or Amendment of the Indentures

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

(1)	to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in each indenture;

(2)	to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

(3)	to add any additional events of default;

(4)

to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

(5)	to provide security for or guarantee of the debt securities;

(6)	to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture;

(7)	to establish the form or terms of debt securities in accordance with each indenture;

(8)

to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(9)

to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect;

(10)	to change the conversion rights;

(11)	to make any change that does not adversely affect the interests of the holders in any material respect; or

(12)

in the case of the junior subordinated indenture, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Section 10.1 of each indenture).

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities. As long as any of the preferred securities of an RGA trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such RGA trust.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

(1)	conflict with the required provisions of the Trust Indenture Act;

(2)	except as described in any prospectus supplement or other offering material:

•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

•

reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

•

reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

(3)	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

(4)

modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 10.2 of each indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 10.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities of any other series. (Section 10.2 of each indenture).

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement or other offering material. In the junior subordinated indenture, RGA has covenanted and agreed that any junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the indenture. (Section 16.1 of the junior subordinated indenture). Unless otherwise indicated in the applicable prospectus supplement or other offering material, the junior subordinated indenture defines the term “senior indebtedness” with respect to each respective series of junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

•

all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement or other offering material, senior indebtedness also includes all subordinated debt securities issued under the indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement or other offering material, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the junior subordinated debt securities. (Section 16.2 of the junior subordinated indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of such junior subordinated debt securities, if:

•	RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. (Section 16.4 of the junior subordinated indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshalling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of junior subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshalling of the assets of RGA.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, in any such event, payments or distributions which would otherwise be made on junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. (Section 16.3 of the junior subordinated indenture). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 16.9 of the junior subordinated indenture).

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities or subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of junior subordinated debt securities. (Section 16.7 of the junior subordinated indenture).

The junior subordinated indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of junior subordinated debt securities of any series then outstanding. (Sections 10.1 and 10.2 of the junior subordinated indenture). The prospectus supplement or other offering materials relating to such junior subordinated debt securities would describe any such change.

The prospectus supplement or other offering materials delivered in connection with the offering of a series of subordinated debt or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement or other offering materials or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated or junior subordinated indebtedness outstanding as of a recent date. The indenture and the junior subordinated indenture place no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness. See “—General” on page 11 for a summary of our indebtedness at March 31, 2020.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other offering material, an event of default with respect to any series of debt securities issued under each of the indentures means:

•	default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

•	default for 30 days in the payment of any interest upon any debt security of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

•	default in the deposit of any sinking fund payment when due by the terms of a debt security of such series, and the continuance of such default for a period of 30 days;

•	default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

•	certain events of bankruptcy, insolvency or receivership, or, with respect to the junior subordinated debt securities, the dissolution of the RGA trust; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement or other offering material for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of each indenture).

If an event of default occurs in respect of any outstanding series of debt securities and is continuing, the trustee under the indenture, the property trustee under the junior subordinated indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee or property trustee, if applicable, if given by the holders of the debt securities. Upon any such declaration, such principal or specified amount plus accrued and unpaid interest, and premium, if payable, will become immediately due and payable. However, with respect to any debt securities issued under the junior subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVI of the junior subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series; provided that the holders of a majority in principal amount of outstanding debt securities may rescind and annul a declaration of acceleration, as described above. (Section 5.13 of each indenture).

Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 11.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee security or indemnity reasonably satisfactory to it. (Section 6.3 of each indenture).

Subject to such indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. Each indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any debt securities, unless otherwise specified in a prospectus supplement or other offering material. The prospectus supplement or other offering material will describe any defeasance provisions that apply to other types of debt securities. (Section 14.1 of each indenture).

At our option, we may choose either one of the following alternatives:

•

We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•

Alternatively, we may omit to comply with the covenants described under the heading “—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 14.2 of each indenture).

In addition, with respect to the junior subordinated indenture, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “— Subordination” above, would prevent us from making payments of principal of, and premium, if any, and interest on junior subordinated debt securities at the date of the irrevocable deposit referred to above. (Section 14.2 of the junior subordinated indenture).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 14.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 14.2 of each indenture).

There may be additional provisions relating to defeasance which we will describe in the prospectus supplement or other offering material. (Section 14.1 of each indenture).

Conversion or Exchange

Any series of the senior or subordinated debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement or other offering material. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 15.1 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indenture and the junior subordinated indenture relating to the junior subordinated debt securities which may be offered to the RGA trusts. We have entered, and from time to time may continue to enter, into banking or other relationships with such trustees or their affiliates, including The Bank of New York Mellon. For example, The Bank of New York Mellon Trust Company, N.A. is successor trustee of the indentures relating to our 5.00% Senior Notes due 2021 and our Variable Rate Junior Subordinated Debentures due 2065 and is trustee of the indenture relating to our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042, our 4.70% Senior Notes due 2023, our 3.95% Senior Notes due 2026, our 3.900% Senior Notes due 2029 and our 5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056. The Bank of New York Mellon is a lender under our syndicated revolving credit facility, dated August 21, 2018. These entities and their affiliates also provide other banking and financial services to us.

If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes or debentures or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK OF RGA

The following is a summary of the material terms of our capital stock and the provisions of our Amended and Restated Articles of Incorporation, as amended, (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”). It also summarizes some relevant provisions of the General and Business Corporation Law of Missouri, which we refer to as Missouri law. Since the terms of our Articles of Incorporation, our Bylaws and Missouri law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information” on page 2.

General

RGA’s authorized capital stock consists of 150 million shares of capital stock, of which:

•	140 million shares are designated as common stock, par value $0.01 per share; and

•	10 million shares are designated as preferred stock, par value $0.01 per share.

As of March 31, 2020, RGA had approximately 62 million shares of common stock outstanding, and approximately 17 million shares issuable upon exercise or settlement of outstanding options or other awards.

The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Common Stock

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, certain defaults would not exist under such agreement. Under certain circumstances, we may be contractually prohibited from paying dividends on our common stock due to restrictions associated with certain of our debt securities. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange.

Computershare, P.O. Box 505000, Louisville, KY 40233, is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “RGA”.

Preferred Stock

Our Articles of Incorporation vest our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•

the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our dissolution or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•

whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our Articles of Incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our Articles of Incorporation to increase or decrease the number of authorized shares of preferred stock.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement or other offering material relating to that series of preferred stock. If so indicated in the prospectus supplement or other offering material and if permitted by the Articles of Incorporation and by law, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our Articles of Incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement or other offering material, will define your rights as a holder of preferred stock. The certificate of amendment to our Articles of Incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

Dividend Rights. One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement.

Rights upon Liquidation. The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the applicable prospectus supplement or other offering material and subject to provisions in our Articles of Incorporation relating to the rights of our common stock, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our Articles of Incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the Articles of Incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Most of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock.

As described under “Description of Depositary Shares of RGA,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA. See also “—Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws” below.

Limitation on Liability of Directors; Indemnification

Our Articles of Incorporation limit the liability of our directors to RGA and its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Missouri law. Our Articles of Incorporation provide that RGA will indemnify each person (other than a party plaintiff suing on his own behalf or in the right of RGA) who at any time is serving or has served as a director or officer of RGA against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of RGA, or service at the request of RGA as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, RGA will indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of RGA), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of RGA) by reason of such service against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. We have entered into indemnification agreements with our officers and directors providing for indemnification to the fullest extent permitted by law.

The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter RGA or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited RGA and its shareholders.

Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws

Some of the provisions in our Articles of Incorporation, our Bylaws and Missouri law could have the following effects, among others:

•	delaying, deferring or preventing a change in control of RGA;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our Articles of Incorporation and Bylaws that could have the effects described above.

Directors, and Not Shareholders, Fix the Size of the Board of Directors of RGA. Our Articles of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than three directors. In accordance with our Bylaws, our board of directors currently has fixed the number of directors at ten.

Directors are Removed for Cause Only. Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our Articles of Incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of 85% of RGA’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the Bylaws for election as a director or in the event the director is in breach of any agreement between such director and RGA relating to such director’s service as RGA’s director or employee.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders. Any vacancy created by any reason, including vacancies which occur by reason of an increase in the number of directors, will be filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. As required by Missouri law, our Articles of Incorporation and Bylaws provide for shareholder action by unanimous written consent only.

No Special Meetings Called by Shareholders. Our Articles of Incorporation and Bylaws provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of our board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals and Director Nominations. Our Articles of Incorporation contain provisions requiring that advance notice be delivered to RGA of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Additionally, our Bylaws supplement the advance notice requirements included in our Articles of Incorporation by, among other things, requiring shareholder proponents to disclose all ownership interests in us, certain information about proposed director nominees and any material interest of the shareholder proponent or beneficial owner in the business proposed for the meeting. The Bylaws also require that these disclosures be updated and supplemented, if necessary and that the shareholder proposing business or making a nomination must appear at the meeting for the proposal to be considered. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Exclusive Forum Provision. Our Bylaws provide for the designation of any state court located in St. Louis County, Missouri, or the United States District Court for the Eastern District of Missouri as the exclusive forum for certain shareholder litigation such as derivative claims, breach of fiduciary duty claims, claims pursuant to Missouri law, our Articles of Incorporation or our Bylaws, claims governed by the internal affairs doctrine and actions to interpret, enforce or determine the validity of our Articles of Incorporation or our Bylaws, unless we otherwise consent to another jurisdiction.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute. Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such initial five-year period, business combinations are prohibited unless:

•	the business combination or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status;

•

the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board of directors prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute. Missouri also has a “control share acquisition statute” that would limit the rights of a shareholder to vote some or all of the shares that it holds, in case of a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by such shareholder, to exercise or direct the exercise of more than a specified percentage of RGA’s outstanding stock (beginning at 20%). The statute exempts some types of acquisitions and provides a procedure for an acquiring shareholder to obtain shareholder approval to permit such shareholder to vote these shares. However, as permitted by the statute, RGA previously amended its Bylaws to provide that the control share acquisition statute will not apply to control share acquisitions of RGA’s stock, but may elect to become subject to such statute by a further amendment to its Bylaws.

Takeover Bid Disclosure Statute. Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Insurance Holding Companies Act. We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Commerce and Insurance (the “Department”). Missouri law provides that a transaction will be approved if the Department finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department may approve any proposed change of control subject to conditions.

DESCRIPTION OF DEPOSITARY SHARES OF RGA

The description of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement or other offering material of certain provisions are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement or other offering material will describe the terms of any depositary shares and depositary receipts in more detail; and we urge you to read the applicable prospectus supplement and the deposit agreement because they, and not our summaries and descriptions, will define your rights as holders of the depositary shares and depositary receipts. The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement or other offering material relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement or other offering material.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement or other offering material, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable;

•	any distribution other than cash is made;

•	any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•

the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS OF RGA

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the RGA trusts. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock, preferred stock or the preferred securities of an RGA trust will not be exercisable until at least one year from the date of sale of the warrant.

We urge you to read the applicable prospectus supplement or other offering material that will describe the material terms of the warrants we are offering under this prospectus, as well as the complete warrant agreement, including the form of warrant certificate, because they, and not our summaries and descriptions, will define your rights as holders of the warrants. We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement that describes the terms of the warrants we are offering from reports we file with the SEC as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS OF RGA

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, common stock, preferred stock or depositary shares or warrants or trust preferred securities of an RGA trust at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants, or trust preferred securities of an RGA Trust or the formula by which such amount shall be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we or an RGA trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations, trust preferred securities of an RGA trust or government securities.

•

The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

We urge you to read the applicable prospectus supplement or other offering material that will describe the material terms of the purchase contracts that we are offering under this prospectus, as well as the instruments that contain the terms of any securities that are subject to those purchase contracts, because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS OF RGA

As specified in the applicable prospectus supplement or other offering material, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement or other offering material will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

We urge you to read the applicable prospectus supplement or other offering material that will describe the material terms of the units that we are offering under this prospectus, as well as the complete instruments that contain the terms of the securities comprising the units, because they, and not our summaries and descriptions, will define your rights as holders of the units. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PREFERRED SECURITIES OF THE RGA TRUSTS

Each RGA trust may issue, from time to time, one series of preferred securities having terms described in the prospectus supplement or other offering material. Preferred securities may be issued either independently or as part of a unit with other securities, including, without limitation, warrants to purchase common stock of RGA. Preferred securities sold with other securities as a unit may be attached to or separate from the other securities. The proceeds from the sale of each trust’s preferred and common securities will be used by such trust to purchase a series of junior subordinated debt securities issued by RGA. The junior subordinated debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of such preferred and common securities. Each amended and restated trust agreement has been or will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the administrative trustees in accordance with the applicable amended and restated trust agreement or as are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act.

Such terms, rights and restrictions will mirror the terms of the junior subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement or other offering material.

All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under “Description of the Preferred Securities Guarantees of RGA.” The guarantee issued by us to each RGA trust, when taken together with our obligations under the junior subordinated debt securities issued to any RGA trust and under the applicable indenture and any applicable supplemental indentures, and our obligations under each amended and restated trust agreement, including the obligation to pay expenses of each RGA trust, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each RGA trust. The payment terms of the preferred securities will be the same as the junior subordinated debt securities issued to the applicable RGA trust by us.

Each amended and restated trust agreement authorizes the administrative trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the amended and restated trust agreement or that are otherwise set forth in the amended and restated trust agreement. The terms of the common securities issued by each RGA trust will be substantially identical to the terms of the preferred securities issued by the RGA trust. The common securities will rank equally, and payments will be made proportionately, with the preferred securities of that trust. However, if an event of default under the amended and restated trust agreement of the RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the RGA trust. RGA will own, directly or indirectly, all of the common securities of each RGA trust.

The financial statements of any RGA trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under “minority interest.” We will include in a footnote to our audited consolidated financial statements, statements that the applicable RGA trust is wholly-owned by us and that the sole asset of the RGA trust is the junior subordinated debt securities, indicating the principal amount, interest rate and maturity date of the junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default occurs, and is continuing, under the amended and restated trust agreement of either RGA trust, the holders of the preferred securities of that trust may rely on the property trustee to enforce its rights as a holder of the subordinated debt securities against RGA. Additionally, those who together hold a majority of the aggregate stated liquidation amount of an RGA trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•

direct the exercise of any trust or power that the property trustee holds under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities.

If such a default occurs and the event is attributable to RGA’s failure to pay interest or principal on the junior subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of junior subordinated debt securities. RGA will be subrogated to the holder’s rights under the applicable amended and restated trust agreement to the extent of any payment it makes to the holder in connection with such a direct action, and RGA may set off against any such payment that it makes under the applicable preferred securities guarantee.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES OF RGA

Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Summaries of any other terms of any guarantee that are issued will be set forth in the applicable prospectus supplement or other offering material. Each guarantee has been or will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” on page 2.

Unless otherwise specified in the applicable prospectus supplement or other offering material, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable RGA trust, as and when due, regardless of any defense, right of set-off or counterclaim which the RGA trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the RGA trust and to the extent that such RGA trust has funds available for these payments or distributions, will be subject to the guarantee:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities;

•	the redemption price for any preferred securities called for redemption by the RGA trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the RGA trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities in exchange for preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of:

(i)	the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, or

(ii)	the amount of assets of the RGA trust remaining for distribution to holders of the preferred securities in liquidation of the RGA trust.

We may satisfy our obligation to make a guarantee payment by making a direct payment of the required amounts to the holders of preferred securities or by causing the applicable RGA trust to pay the amounts to the holders.

Each guarantee will not apply to any payment of distributions except to the extent the applicable RGA trust has funds available to make the payment. If we do not make interest or principal payments on the junior subordinated debt securities purchased by the RGA trust, the RGA trust will not pay distributions on the preferred securities issued by the RGA trust and will not have funds available to make the payments.

Covenants of RGA

Unless otherwise specified in the applicable prospectus supplement or other offering material, in each guarantee of the payment obligations of an RGA trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the RGA trust remain outstanding, if there has occurred any event which would constitute an event of default under the guarantee or under the amended and restated trust agreement of the RGA trust, then RGA will not:

•	declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, other than:

(1)	dividends or distribution of shares of common stock of RGA;

(2)

any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights outstanding under a shareholder rights plan; or

(3)	purchases of common stock of RGA related to the rights under any of RGA’s benefits plans for its directors, officers or employees;

•

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued or guaranteed by RGA that rank equal with or junior to the subordinated debt securities issued to the applicable RGA trust, other than payments made in order to satisfy RGA’s obligations under the applicable preferred securities guarantee; and

•	redeem, purchase or acquire less than all of the debt securities issued to the applicable RGA trust or any of the preferred securities.

Modification of the Guarantees; Assignment

Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of an RGA trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the RGA trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of an RGA trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of RGA and will inure to the benefit of the holders of the preferred securities of the applicable RGA trust then outstanding.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the junior subordinated debt securities, and the amount of the payment will be based on the holder’s proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable RGA trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

Termination

Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable RGA trust:

•	upon full payment of the liquidation value or redemption price of all preferred securities of the RGA trust;

•	upon distribution of the junior subordinated debt securities held by the RGA trust to the holders of all of the preferred securities of the RGA trust; or

•	upon full payment of the amounts payable in accordance with the amended and restated trust agreement of the RGA trust upon termination and liquidation of the RGA trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable RGA trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Status of the Guarantees

The preferred securities guarantees will constitute our unsecured obligations and, unless otherwise indicated in an applicable prospectus supplement or other offering material, will rank as follows:

•

subordinated and junior in right of payment to all of RGA’s present and future liabilities, including subordinated debt securities issued under RGA’s indenture and described above under “Description of Debt Securities of RGA—Subordination,” except those liabilities made equivalent by their terms;

•	equivalently with:

(1)

the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates;

(2)	the applicable junior subordinated debt securities; and

(3)	any other liabilities or obligations made equivalent by their terms; and

•	senior to our common stock and any preferred or preference stock or other liabilities made equivalent or subordinate by their terms.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Securities Guarantee Trustee

The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Expense Agreement

We will, pursuant to an agreement as to expenses and liabilities entered into by us and each RGA trust under its amended and restated trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND

THE PREFERRED SECURITIES GUARANTEES

As set forth in the amended and restated trust agreements of each RGA trust, the sole purpose of the RGA trusts is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in RGA’s junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities held by the RGA trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

•

the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•

RGA shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

•

the amended and restated trust agreement of each trust will further provide that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

Payments of distributions, to the extent funds for such payments are available, and other payments due on the preferred securities, to the extent funds for such payments are available, are guaranteed by RGA as and to the extent set forth under “Description of the Preferred Securities Guarantees of RGA.” If RGA does not make interest payments on the junior subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the preferred securities guarantee will not apply, since the preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that RGA has made a payment of interest or principal on the junior subordinated debt securities held by the applicable trust as its sole asset. However, the preferred securities guarantee, when taken together with RGA’s obligations under the junior subordinated debt securities and the junior subordinated indenture and its obligations under the respective amended and restated trust agreements, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by RGA of amounts due on the preferred securities.

If RGA fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the amended and restated trust agreement provides a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the property trustee to enforce its rights under the junior subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, RGA will be subrogated to the rights of such holder of preferred securities under the amended and restated trust agreement to the extent of any payment made by RGA to such holder of preferred securities in such direct action. RGA, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If RGA fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against RGA to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

RGA and each of the RGA trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by RGA on a subordinated basis of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees of RGA,” beginning on page 41.

Upon any voluntary or involuntary termination, winding-up or liquidation of an RGA trust involving the liquidation of the junior subordinated debt securities, the holders of the preferred securities will be entitled to receive, out of assets held by such RGA trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the preferred securities guarantees and have agreed to pay for all costs, expenses and liabilities of the RGA trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the junior subordinated debt securities relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

We, any RGA trust, or any selling security holder may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by us, any RGA trust or any selling security holder in a supplement to this prospectus or other offering material.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of RGA, will issue an opinion about the legality of the common stock issued by us, as well as the preferred stock, depositary shares, warrants, purchase contracts and units of RGA under Missouri law, and Bryan Cave Leighton Paisner LLP will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Hutton is paid a salary by RGA, participates in certain compensation and employee benefit plans of RGA and beneficially owns shares of our common stock, performance contingent share units and stock appreciation rights. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Reinsurance Group of America, Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

6,172,840 Shares

Reinsurance Group of America, Incorporated

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays		J.P. Morgan
Citigroup	Credit Suisse	Goldman Sachs & Co. LLC	RBC Capital Markets

Co-Managers

Dowling & Partners Securities, LLC	Keefe, Bruyette & Woods
A Stifel Company

June 2, 2020